UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2010

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers
     (e) On May 18, 2010, iGo, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the adoption of the First Amendment to the Company’s Omnibus Long-Term Incentive Plan to include non-employee directors as eligible participants.
     This description of the First Amendment to the Company’s Omnibus Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the amendment filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     On May 18, 2010, the Company held its 2010 Annual Meeting. A total of 24,634,495 shares were present or represented by proxy at the meeting, representing 75.34% of the total outstanding eligible votes. The following matters were voted on at the Annual Meeting.
Proposal One: Election of one member of the Board of Directors, for a three-year term, to serve until the annual meeting of stockholders in 2013.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederic Welts	14,673,555	224,049	9,736,891
Proposal Two: Approve an amendment to the Company’s Omnibus Long-Term Incentive Plan to include non-employee directors as eligible participants.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
13,601,680	976,698	319,226	9,736,891
Proposal Three: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Votes Abstain
24,416,082	173,945	44,468

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	First Amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGO, INC.
Dated: May 20, 2010	By:	/s/ Darryl S. Baker
		Name:	Darryl S. Baker
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	First Amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan+

+	Management or compensatory plan or agreement.